UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2022
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rock Creek Parkway		64117
North Kansas City,	Missouri
(Address of Principal Executive Offices)		(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2022 the Compensation Committee of the Board of Directors of Cerner Corporation (the “Company”) approved entering into a letter agreement with each of David Feinberg and Jerome Labat, the Company’s President and Chief Executive Officer and Executive Vice President and Chief Technology Officer, respectively, (each, a “Waiver”) that amends his employment or severance agreement (each, a “Severance Agreement”) effective in connection with the closing of Oracle Corporation and OC Acquisition LLC’s (“Parent”) contemplated acquisition of the Company (the “Transaction”).

Pursuant to the Waivers, each executive agreed to waive any right to voluntarily terminate employment for “good reason” or “constructive termination” due to a material, adverse change in his authority, duties, position or responsibilities or reporting structure for a period of 12 months following the closing date of the Transaction (the “Waiver Period”). If the executive’s employment with the Company, Parent or any parent, subsidiary or affiliate of the Company or Parent (collectively, the “Cerner Group”) during the 12-month period following the closing of the Transaction is terminated without cause or for any other reason that constitutes a constructive termination or good reason, he will become entitled to receive the payments, vesting acceleration and benefits under his Severance Agreement for a qualifying termination in connection with a change in control (the “Severance Benefits”). If the executive remains employed thereafter with the Cerner Group through the completion of the Waiver Period, then he will be paid, issued and provided, as applicable, all the Severance Benefits (regardless of whether he remains employed with the Cerner Group), except that if he continues to stay employed, he will not be entitled to any Severance Benefits relating to continued COBRA benefits. Thereafter, he will have no continuing severance rights or entitlements, and no member of the Cerner Group will have any continuing severance obligations to him under his agreement.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

10.1	Waiver Agreement to the Amended Employment Agreement, dated December 20, 2021, between Cerner Corporation and David T. Feinberg

10.2	Waiver Agreement to the Amended Employment Agreement, dated January 14, 2022, between Cerner Corporation and Jerome Labat

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: January 19, 2022	By:	/s/ Mark J. Erceg
Mark J. Erceg, Executive Vice President
and Chief Financial Officer